Exhibit 99.1

Moatable Announces 2024 Annual Meeting of Shareholders

Phoenix, Arizona, April 2, 2024 — Moatable, Inc. (NYSE: MTBL) (“Moatable” or the “Company”), which operates two US-based SaaS businesses, Lofty Inc.© and Trucker Path Inc.©, today announced that it will hold its annual general meeting of shareholders (the “AGM”) at 9:00 am local time on June 3, 2024, at the Davinci Meeting Room, Spaces One Renaissance Tower, 2 North Central Ave, Suite 1800, Phoenix, AZ 85004. The board of directors of the Company has fixed the close of business on April 12, 2024, as the record date for determining the members of the Company that are entitled to attend the AGM. Holders of record of ordinary shares of the Company as of the record date are entitled to attend the AGM. The AGM is informational, and no resolution will be proposed for the shareholders to vote on at the meeting.

About Moatable Inc.

Moatable, Inc. (NYSE: MTBL) operates several US-based SaaS businesses including Lofty and Trucker Path. Moatable’s American depositary shares, each of which currently represents forty-five Class A ordinary shares, trade on NYSE under the symbol “MTBL”.

Forward-Looking Statements

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. Statements that are not historical facts, including statements about Moatable’s beliefs and expectations, including statements on making investments and operating businesses that generate long-term returns for investors, and expectations for future growth and innovation are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: Moatable’s goals and strategies; Moatable’s future business development, financial condition and results of operations; Moatable’s expectations regarding demand for and market acceptance of its services; Moatable’s plans to enhance user experience, infrastructure and service offerings. Further information regarding these and other risks is included in our annual report on Form 10-K for the year ended December 31, 2022 and other documents filed with the SEC. All information provided in this press release is as of the date of this press release, and Moatable does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations Department

Moatable, Inc.

Email: ir@moatable.com